UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2008
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Securityholders
On November 14, 2008, KeyCorp completed a $2.5 billion capital raise as a participant in the U.S. Department of the Treasury (the “U.S. Treasury”) Troubled Assets Relief Program (“TARP”) Capital Purchase Program. In conjunction with KeyCorp’s participation in the TARP Capital Purchase Program, KeyCorp and the U.S. Treasury entered into a Letter Agreement, dated November 14, 2008, and the Securities Purchase Agreement – Standard Terms, which were incorporated therein (collectively “Purchase Agreement”). Pursuant to the Purchase Agreement, we issued to the U.S. Treasury (i) 25,000 shares of KeyCorp’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $1.00, with a liquidation preference of $100,000 per share (“Series B Preferred Stock”), and (ii) a warrant (“Warrant”) to purchase 35,244,361 KeyCorp common shares, par value $1.00 (“Common Shares”) at an exercise price of $10.64 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $2.5 billion.
The Series B Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the liquidation preference thereof, but will only be paid when, as and if declared by KeyCorp’s Board of Directors out of funds legally available therefor. The Series B Preferred Stock will rank pari passu with the Company’s existing Series A Preferred Stock, issued in June and July 2008, in terms of dividend payments and distributions upon any liquidation, dissolution or winding up of KeyCorp.
Prior to November 14, 2011, unless we have redeemed the Series B Preferred Stock or the U.S. Treasury has transferred the Series B Preferred Stock to a third party, the consent of the U.S. Treasury will be required for us to increase our Common Share quarterly dividend above a certain amount or repurchase our Common Shares or other equity or capital securities other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.
Pursuant to an interim final rule issued by the Board of Governors of the Federal Reserve System on October 16, 2008, applicable to TARP preferred stock, the $2.5 billion of Series B Preferred Stock issued by KeyCorp under the TARP Capital Purchase Program will qualify as Tier 1 capital.
Pursuant to the Purchase Agreement, we agreed to include in KeyCorp’s proxy statement for the 2009 Annual Meeting of Shareholders a proposal to amend KeyCorp’s Amended and Restated Articles of Incorporation, to standardize the technical language of Part E, Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Express Terms of Series B), in the form set forth on Exhibit B to the Purchase Agreement (“Preferred Stock Proposal”) to align the voting terms of the Series B Preferred Stock with the standard terms for such matters mandated by the U.S. Treasury under the TARP Capital Purchase Program.
Copies of the Purchase Agreement, the form of Warrant and the Certificate of Amendment to the Articles of Incorporation (setting forth the Express Terms of Series B) are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02 and 3.03 hereof. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In conjunction with KeyCorp’s participation in the TARP Capital Purchase Plan, KeyCorp agreed to take certain actions with respect to its senior executive officers benefit plans in order to ensure compliance with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”).

In conjunction with KeyCorp’s entering into the Purchase Agreement, on November 10, 2008, Henry L. Meyer III, Thomas W. Bunn, Beth E. Mooney, Thomas C. Stevens, and Jeffrey B. Weeden each entered into an agreement with KeyCorp which:
(i)	authorizes KeyCorp to amend its compensation, bonus, incentive, and other benefit plans and arrangements and agreements (including employment, severance, golden parachute, and change of control agreements) as it deems necessary to comply with the requirements of Section 111(b) of the EESA and the TARP Capital Purchase Program, and

(ii)	waives any and all claims against the U.S. Treasury and against KeyCorp for those changes that KeyCorp shall make to its compensation and benefit programs to allow KeyCorp to comply with Section 111(b) of EESA in conjunction with its participation in the U.S. Treasury’s TARP Capital Purchase Program.
On November 14, 2008, pursuant to the above-referenced agreement with certain of our senior executive officers, the KeyCorp Annual Incentive Plan was amended to comply with Section 111(b)(2)(B) of EESA to provide for a clawback of any incentive paid under such plan to a senior executive officer (as that term is defined in accordance with EESA) if it is later determined that the incentive is based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate. In addition to the foregoing, the payment dates under the KeyCorp Annual Incentive Plan were clarified to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the KeyCorp Annual Incentive Plan (November 14, 2008 Restatement) is included as Exhibit 10.2 to this Report on Form 8-K and is hereby incorporated by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Article IV of our Amended and Restated Articles of Incorporation, as amended, authorizes the issuance from time to time of shares of Preferred Stock, with par value of $1.00. On November 14, 2008, we filed the Express Terms of Series B with the Ohio Secretary of State to amend our Amended and Restated Articles of Incorporation. The amendment to our Amended and Restated Articles of Incorporation setting forth the Express Terms of the Series B was effective upon filing, and established a series of such Preferred Stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” authorized 25,000 shares of Series B Preferred Stock, and set forth the powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, of the Series B Preferred Stock. The Certificate of Amendment of Articles of Incorporation setting forth the Express Terms of Series B is included as Exhibit 3.1 and incorporated herein by reference.
As noted above in Item 1.01, KeyCorp has also agreed to include in its proxy statement for its 2009 Annual Meeting, the Preferred Stock Proposal in order to amend and restate our Restated Articles of Incorporation to standardize the technical language of the Express Terms of Series B.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Articles of Incorporation, filed with the Ohio Secretary of State on November 14, 2008 (setting forth Part E, Express Terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series B in Effect Until the Preferred Stock Proposal is Adopted by KeyCorp Shareholders, dated November 14, 2008).

Exhibit No.	Description of Exhibit

4.1	Form of Warrant for Purchase of Shares of Common Stock.

10.1	Letter Agreement, dated November 14, 2008, between KeyCorp and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Series B Preferred Stock and Warrant, and the Form of Express Terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, to be proposed as the Preferred Stock Proposal at the KeyCorp 2009 Annual Meeting of Shareholders.

10.2	KeyCorp Annual Incentive Plan (November 14, 2008 Restatement).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)
Date: November 20, 2008	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President, Deputy General Counsel and Assistant Secretary

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